EXHIBIT 10.01


ALBERTA
RESEARCH     [Logo Appears Here]                    CONTRACT NO. VPLS 11266-2008
COUNCIL


                   MASTER AGREEMENT FOR TECHNOLOGY DEVELOPMENT

THIS AGREEMENT made as of the 1st day of January, 2007 (hereinafter referred to as the "Effective Date").

BETWEEN:

                         ALBERTA RESEARCH COUNCIL INC.,
                       (hereinafter referred to as "ARC")

                                     - and -

                        CRAILAR FIBER TECHNOLOGIES INC.,
                       (hereinafter referred to as "CFT")

WHEREAS ARC and CFT wish to collaborate initially on the development of technology related to the Crailar Series Fiber (as defined herein) and may wish to collaborate on the development of other technologies, applications or products from time to time;

NOW THEREFORE the parties agree as follows:

SECTION 1 -DEFINITIONS AND INTERPRETATION

1.1 In this Agreement, including this Section, the following defined terms have the meanings indicated:

     (a) "Confidential Information" means any and all confidential data or information disclosed by one party to the other party and identified by the disclosing party as being confidential, including, but not limited to, all technical, scientific, financial, business, personal and other information, all manufacturing, marketing, sales and distribution data, all scientific and test data, documents, methods, techniques, formulations, operations, know-how, experience, skill, trade secrets, computer programs and systems, secret processes, practices, ideas, inventions, designs, devices, publications, reports, samples, plans and drawings;

     (b) "First Project Agreement" means the Agreement between ARC and CFT in the form attached as Schedule "A", and executed concurrently with this Agreement;

     (c) "Intellectual Property" means all information, data, artistic and literary works, concepts, designs, processes, software, methodologies, techniques, know-how, algorithms and inventions, including, without limitation, those that could be the subject of patent, copyright, industrial design, trade secret or other forms of protection;

     (d) "CFT Field of Use" means use in connection with bast fiber crops as a raw material;

     (e) "New Intellectual Property" means Intellectual Property that may be made, conceived, created, developed or first reduced to practice during the conduct of the Project Services;

     (f) "Project Agreement" means an agreement between ARC and CFT for the performance by ARC of Project Services, such agreement to be in the form of Schedule "A" - Sample Project Agreement or in such other form as the parties may mutually agree which contains the same or similar provisions and information as Schedule "B";

     (g) "Project Services" means the research and related work set out and described on a Project Agreement;

     (h) "Research Program" means the research program as determined and approved by the Management Committee from time to time; and

     (i) "Crailar Series Fiber Products" means products fabricated utilizing the Crailar Process.

1.2 The captions and headings in this Agreement are for convenience and reference only and shall not affect the interpretation of any provision or its scope or intent.


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1.3  Wherever the singular,  masculine or neuter is used in this Agreement,  the same shall be construed as being the plural, feminine or body corporate as the context requires.

1.4 This Agreement shall be governed and interpreted in accordance with the laws in force in the Province of Alberta and the parties hereby submit to the jurisdiction of the Courts of Alberta.

1.5  The following Schedules are incorporated and form part of this Agreement:

                  Schedule "A" - First Project Agreement
                  Schedule "B" - Sample Project Agreement
                  Schedule "C" - Form of Licence Agreement

SECTION 2 - MANAGEMENT COMMITTEE

2.1 The parties shall establish a committee, to be known as the "Management Committee", to administer this Agreement and to manage the Project
     Agreements. The Management Committee shall not have authority to amend or modify this Agreement.

2.2 The Management Committee shall be comprised of two (2) representatives of each of ARC and CFT and one Project Chairperson. The Project Chairperson shall be appointed by ARC. The Project Chairperson shall be responsible for calling and conducting meetings of the Management Committee, subject to rules established in accordance with Section 2.4

2.3 The representatives of the parties appointed pursuant to Section 2.2 shall each be entitled to one vote on all matters to be decided by the Management Committee, but the Project Chairperson shall not be entitled to vote on any matters to be determined by the Management Committee. All decisions made by the Management Committee shall require unanimity of the votes cast by the representatives of the parties

2.4 The Management Committee shall meet not less than once per year and shall establish rules governing the location of, calling of, conducting of and procedure at meetings of the Management Committee, and the resolution of matters between meetings, whether by telephone or written communication.

SECTION 3 - PROJECTS AND PROJECT AGREEMENTS

3.1 This Agreement shall consist of the main body of this document and all Project Agreements, which are properly authorized pursuant to this Agreement. A party authorizes a Project Agreement by signing it. A Project Agreement is properly authorized when signed by both parties. Subject to
     Section 3.2, neither party is under any obligation to authorize any particular Project Agreement

3.2 ARC and CFT agree to carry out the project for the development of technology related to the Crailar Series Fiber in accordance with the First Project Agreement entered into concurrently with this Agreement.

3.3 ARC and CFT shall each use reasonable efforts to identify potential opportunities, applications, technologies and projects related to the development of Crailar Series Fiber and related to the manufacture, marketing, distribution and sale of Crailar Series Fiber Products. Each party shall keep the other reasonably informed as to its activities to identify such potential projects, shall promptly advise the other party of any potential project identified and shall share all information related to such potential projects. If ARC and CFT agree to pursue a potential project related to Crailar Series Fiber, ARC and CFT shall negotiate in good faith on the terms of a Project Agreement applicable to such project. Unless otherwise agreed by ARC and CFT, CFT shall contribute to the development costs pursuant to a Project Agreement in accordance with Section 4.

3.4 ARC and CFT shall each use reasonable efforts to identify potential opportunities, applications, technologies and projects related to the development of other fibres and related to the manufacture, marketing, distribution and sale of products based upon such other fibres. Each party shall keep the other reasonably informed as to its activities to identify such potential projects, shall promptly advise the other party of any potential project identified and shall share all information related to such potential projects. If ARC and CFT agree to pursue a potential project related to another fiber, ARC and CFT shall negotiate in good faith on the terms of a Project Agreement applicable to such project. Unless otherwise


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     agreed  by ARC and CFT,  CFT  shall  contribute  to the  development  costs pursuant to a Project Agreement in accordance with Section 4.

SECTION 4 - CONTRIBUTIONS

4.1 Each of ARC and CFT shall provide the contributions set out in each Project Agreement.

4.2  Contributions of each of CFT and ARC may include:

     (a)  financial contributions;

     (b)  services of their respective employees;

     (c)  provision of materials and supplies;

     (d)  provision of research and laboratory facilities;

     (e)  provision of equipment;

     (f)  provision of agricultural test fields; and

     (g)  provision of data and information.

4.3 Subject to Section 4.4, CFT shall initially pay to ARC the sum of Ten Thousand ($10,000) on April 1st, 2007 and then subsequently Twenty-Five Thousand ($25,000) Dollars per calendar quarter, on the first day of each calendar quarter commencing on July 1st, 2007. Such sums shall be used exclusively for the purpose of CFT's contributions required pursuant to Project Agreements. In addition to the cash payments set out above, CFT shall provide work-in-kind of a value of Twenty-Five Thousand ($25,000) Dollars per calendar quarter commencing April 1st as part of CFT's contributions to Project Agreements. CFT's obligations in this Section 4.4 are contingent upon there being in effect from time to time one or more Project Agreements requiring financial contributions from and services by CFT in the prescribed amounts.

4.4 ARC shall designate all royalties received pursuant to Licence Agreements entered into pursuant to Sections 7.4 and 7.5 together with one-half (1/2) of net revenues earned by ARC pursuant to Section 7.6 to be used to fund research related to the Research Program (the "Research Fund The amounts contained in the Research Fund shall be used to off-set the monetary and work-in-kind contributions required of CFT and ARC pursuant to this Section
     4. If the Research Fund has not been expended at the expiry or termination of this Agreement, ARC shall be entitled to use such funds in anyway ARC determines.

4.5 CFT shall pay to ARC the fees and expenses set out in each Project Agreement. If and when applicable, provincial, municipal, sales, use and federal goods and services tax shall be charged in addition to the amount set out in a Project Agreement.

4.6 ARC shall invoice CFT in accordance with each Project Agreement. CFT shall pay all invoices without any deduction or set-off. Unless otherwise specified at the time of presentation, invoices presented by ARC are payable within thirty (30) days of receipt by CFT. If CFT fails to pay any amount under this Agreement, such unpaid amount shall bear interest at a rate per month equal to one (1%) percent (or 12.6825% per annum) with interest on overdue interest at the same rate

SECTION 5 - PROJECT PERFORMANCE

5.1  CFT  and  ARC  shall  perform  the  Project  Services  described  in a duly
     authorized   Project  Agreement  in  a  thorough  and  diligent  manner  in accordance with normal professional standards.

5.2 Neither party shall be liable for any delay in performance of the Project Services due to causes beyond that party's reasonable control.

5.3 Each party shall report to the other party during the term of this Agreement at the times and in the manner set forth in each Project Agreement.

5.4 Unless otherwise provided for in a Project Agreement, all materials, assets and equipment acquired or purchased for the conduct of the Project Services shall be the property of ARC.


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5.5  Any test  samples or other  materials  supplied by CFT to ARC may, at ARC's option, be returned by ARC to CFT. CFT shall:

     (a) be responsible for all reasonable costs associated with the handling, transportation and disposal of such materials;

     (b) reimburse ARC for any costs reasonably incurred by ARC associated with the handling, transportation and disposal of such materials; and

     (c) indemnify and hold ARC harmless for any and all claims, damages or actions associated with the handling, transportation and disposal of such materials except to the extent caused by any breach of this Agreement, negligence or wilful misconduct by ARC or any person for whom ARC is legally responsible.

5.6 Unless otherwise provided on a Project Agreement, goods or products which are to be delivered by ARC to CFT pursuant to the Project Services are of an experimental nature, and ARC does not warrant the quality, state, merchantability or fitness for any purpose of any goods and products to be delivered pursuant to this Agreement. CFT accepts the results of the Project Services as is, and acknowledges that any use or interpretation of the information contained is at CFT's own risk.

5.7 ARC shall use reasonable efforts to ensure that the technology used in the Project Services does not infringe on any other patents or proprietary rights, but makes no representation and gives no warranty that the technology used in the Project Services will not infringe on any other patents or proprietary rights.

SECTION 6 - CONFIDENTIALITY

6.1 Any Confidential Information which is disclosed by one party to the other party shall be treated as confidential by the receiving party and such Confidential Information shall not be disclosed by the receiving party unless consent in writing has been received from the other party. Each party shall use diligent, commercially reasonable efforts to ensure that the Confidential Information of the other party is not disclosed by it to any other person, firm or corporation during the term of this Agreement and for a period of five (5) years after the date of termination of this Agreement.

6.2 Nothing herein shall prevent a party from using, disclosing or authorizing disclosure of information:

     (a)  with the prior express written consent of the party; or

     (b) which comprises part of the New Intellectual Property, if such New Intellectual Property is owned solely by that party; or

     (c) which the receiving party can promptly demonstrate based on written evidence to have been in its possession prior to that party's receipt or acquisition from the other party; or

     (d) which at the time of receipt or acquisition thereof is or thereafter becomes a part of the public domain through no act or failure on the part of either party; or

     (e) which is disclosed by a third party without a covenant of confidentiality, provided such third party is, to the knowledge of the recipient, under no obligation of confidentiality with respect to the information; or

     (f) the receiving party can promptly demonstrate based on written evidence to have been independently developed without access to or use of any Confidential Information; or

     (g) which is required to be disclosed by any applicable law. In any circumstance in which a party is required by law to disclose any Confidential Information of the other party, it will promptly give notice of such requirement to the other party and will take all reasonable steps to limit the disclosure only to such information as it is required to disclose and will cooperate reasonably with the other party to maintain the confidentiality of such information.

6.3 Any records required to be maintained by ARC pursuant to this Agreement are subject to the protection and access provisions of the FREEDOM OF INFORMATION AND PROTECTION OF PRIVACY ACT (Alberta).


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SECTION 7 - OWNERSHIP OF INTELLECTUAL PROPERTY

7.1 Intellectual Property which was owned by ARC prior to the signing of this Agreement remains the property of ARC. Nothing in this Agreement shall operate as a license, permission or grant of any other rights related to ARC's Intellectual Property.

7.2 Intellectual Property which was owned by CFT prior to the signing of this Agreement remains the property of CFT. Nothing in this Agreement shall operate as a license, permission or grant of any other rights related to CFT's Intellectual Property.

7.3 Unless otherwise provided for in a Project Agreement, all New Intellectual Property shall be owned by ARC. ARC shall promptly disclose all New Intellectual Property to CFT

7.4 With respect to all Project Agreements, CFT shall be entitled to an option for an exclusive, worldwide, royalty-bearing licence to use the New Intellectual Property developed pursuant to such Project Agreement. If CFT gives written notice to ARC at any time prior to six (6) months after the completion of a Project Agreement, exercising the option granted in this
     Section 7.4, ARC and CFT shall enter into a licence agreement substantially in the form attached hereto as Schedule "C", and including the following terms:

     (a)  the CFT Field of Use shall be restricted to bast fiber crops;

     (b) (b) the royalty payable by CFT to ARC shall be three (3%) percent of Gross Sales for the first Fifty Million ($50,000,000) Dollars of Gross Sales (calculated on a cumulative basis for Gross Sales under all licences entered into pursuant to this Section), and one point five (1.5%) percent of Gross Sales for all Gross Sales in excess of Fifty Million ($50,000,000) Dollars; and

     (c)  c) the territory shall be worldwide;

7.5 If CFT wishes to obtain a licence to use any New Intellectual Property outside of the CFT Field of Use, upon CFT giving written notice to ARC, ARC and CFT shall enter into good faith negotiations on the terms of a licence agreement substantially in the form attached hereto as Schedule "C", with such changes or modifications as may be agreed upon by ARC and CFT.

7.6  If CFT has not exercised its option and entered into a licence  pursuant to
     Section 7.4 or 7.5 (as applicable), and if ARC proceeds to commercialize any New Intellectual Property alone or through licence or other agreements with other persons or if CFT fails to fulfill its commercialization obligations pursuant to a licence agreement and ARC exercises any rights it may have to convert the licence to a non-exclusive licence or to terminate the licence, and ARC subsequently commercializes such New Intellectual Property, either alone or pursuant to licence or other agreements with other persons, one-half (1/2) of the net revenue earned by ARC after deducting all expenses from such commercialization activities, shall form part of the Research Fund referred to in Section 4.4.

SECTION 8- COMMERCIALIZATION REPORTS

On or before January 31 in each year, CFT shall provide a written report to ARC summarizing for the prior calendar year the effects and results of the Project Services. The information to be provided shall be provided in such form that ARC will not be required to keep the information confidential and shall include:

     (a)  employment created;

     (b)  domestic markets and sales;

     (c)  international markets and sales;

     (d)  revenue generated;

     (e)  new investments and research and development;

     (f) other matters related to the impact on the economy of Alberta, as reasonably requested by ARC.


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SECTION 9 - PUBLICITY

9.1 The parties shall not originate publicity, news releases, public statements or announcements, whether written or oral, relating to the Project
     Services, without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed. Nothing in this Section
     9.1 shall restrict CFT, directly or through its affiliates, from publishing any news release or filing any disclosure statement that is required to publish or file by any applicable law.

9.2 The parties shall not use each other's name in any advertising material without the prior written consent of the other party, which consent may be arbitrarily withheld.

SECTION 10 - HOLD HARMLESS AND INSURANCE

10.1 CFT shall indemnify and hold ARC harmless from any and all claims, damages, actions and costs (including legal costs on a solicitor-client basis) that may arise out of or are in any way related to any item made or sold by CFT which incorporates, or is made through the use of all or any part of the New Intellectual Property or any goods or products delivered by ARC to CFT in accordance with the terms of this Agreement

10.2 Subject to 10.3 and 10.4, each party shall assume and be liable for its own losses, costs, and expenses of any nature whatsoever which it may suffer, sustain, pay or incur, by reason of any matter or thing arising out of, or in any way attributable to the Projects Services, except where such losses, costs, and expenses are the result of any breach of any term hereof by the other party or the negligence or wilful misconduct of the other party, or the other party's agents or employees.

10.3 Regardless  of any other  provision  in this  Agreement  or in any  Project
     Agreement, neither party shall be liable to the other party for any consequential, incidental or indirect losses or damages, including, without limitation, loss of revenue, loss of income or loss of anticipated profits, which result from or are in anyway attributable to the Project Services, this Agreement or any Project Agreement.

10.4 Subject to Section 10.1, ARC's entire liability for any loss or damage suffered by CFT related to this Agreement, any breach thereof or any acts or omissions of ARC, its employees or agents, shall not exceed the total amount paid by CFT to ARC pursuant to the relevant Project Agreement.

10.5 CFT shall, at its own expense and without limiting its liabilities herein, be responsible for insuring its operations in an amount not less than $2,000,000 inclusive per occurrence, insuring against bodily injury and property damage including loss of use thereof.

10.6 ARC is a participant in the Alberta Risk Management Fund which has been established under Section 76 of the FINANCIAL ADMINISTRATION ACT (Alberta). The Alberta Risk Management Fund provides self-insured coverages for ARC including general liability, professional liability, products liability and property damage coverage in the amount of $5,000,000 per occurrence. This program includes coverage to protect ARC in the event of third party claims for bodily injury, personal injury and property damage arising out of the operations of ARC.

10.7 Evidence of the required coverage will be provided by either party upon the request of the other party.

SECTION 11 - ASSIGNMENT

Neither party shall assign this Agreement in whole or in part without the other party's prior written consent, such consent not to be unreasonably withheld.


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SECTION 12 - COMPLIANCE WITH APPLICABLE LAWS

The parties shall observe and comply with all applicable laws, ordinances, codes and regulations of government agencies, including Federal, Provincial, Municipal and local governing bodies having jurisdiction over the conduct of the Project Services or any part thereof. All Project Services performed by ARC shall be in accordance with these laws, ordinances, codes and regulations.

SECTION 13 - TERMINATION

13.1 This Agreement may be terminated at the end of any calendar quarter by either ARC or CFT given not less than ninety (90) days notice to the other party, unless there are Project Agreements then in effect, in which case this Agreement shall expire when there are no longer any Project Agreements in effect. The termination of this Agreement shall not operate to terminate any license or option in favour of CFT hereunder.

13.2 A Project Agreement is in effect from the day it is duly authorized by the parties, subject to any contrary provision contained in the Project Agreement. A Project Agreement shall cease to be in effect when it is terminated. The effective date of termination of a Project Agreement shall be the earliest of:

     (a)  the date set out in the Project Agreement; or

     (b)  the date determined by mutual agreement of the parties; or

     (c) the date on which the Project Services described in a Project Agreement have been completed; or

     (d) the date on which a party in default, as defined in Section 13.3 hereunder, receives notice from the party not in default terminating this Agreement.

13.3 If:

     (a) a party has breached any of its obligations pursuant to this Agreement and has failed to remedy such breach within thirty (30) days after notice in writing from the other party; or

     (b) a party becomes bankrupt or insolvent or takes the benefit of any statute for bankrupt or insolvent debtors or makes any proposal, assignment or arrangement with its creditors, or any steps are taken or proceedings commenced by any person for the dissolution, winding up or other termination of the party's existence, or the liquidation of its assets; or

     (c) a trustee, receiver, receiver-manager or like person is appointed with respect to the business or assets of a party; or

     (d) a party's assets are taken under a Writ of Enforcement, attachment, distress or similar judicial or extra-judicial procedure;

         then that party will be in default and the party not in default may at its option, give written notice to the other party in default terminating this Agreement, in which event termination will be effective on the date notice is deemed to have been received pursuant to Section 16.

13.4 Notwithstanding anything herein contained to the contrary, the provisions of Sections 1, 4, 5, 6, 7, 8, 9 , 10 and 13 shall survive the termination or expiration of this Agreement.

13.5 If this Agreement is terminated in accordance with this Section 13, an accounting shall be made of the Project Services performed by ARC to the date of termination, and CFT shall pay to ARC compensation for the Project Services performed by ARC in accordance with the Project Agreements, together with compensation for any obligations incurred by ARC to permit the conduct of all Project Services contemplated by this Agreement, but such payment shall be without prejudice to any other remedies available to the parties

13.6 If ARC and CFT have entered into, or during the subsistence of this Agreement enter into any other agreements related to the subject matter of this Agreement (a "Related Agreement"), any default by CFT or ARC under a Related Agreement shall be construed as a default under this Agreement and


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     vice versa, and ARC and CFT respectively  shall have all remedies available to it pursuant to this Agreement and the Related Agreements. ARC or CFT, as applicable, may apply money received from or due to the other against any money due and payable under this Agreement or any Related Agreement.

SECTION 14 - SAFETY

The parties shall ensure that their personnel when on ARC, Alberta Government or CFT premises comply with all applicable Federal and Provincial Health and Safety Acts and Regulations, and all relevant health and safety, policies and procedures imposed by ARC, the Alberta Government or CFT, as the case may be. ARC and CFT will provide written notice to each other of their respective health and safety policies and procedures.

SECTION 15 - SECURITY OF PREMISES

The parties shall ensure that their personnel when on the others' premises comply with the security and confidentiality policies and procedures imposed by ARC or CFT as the case may be. ARC and CFT will provide written notice to each other of their respective security and confidentiality policies and procedures. Such personnel shall, if required by either party, acting reasonably, sign a Confidentiality Agreement in the form prescribed by the requesting party.

SECTION 16 - NOTICES

All notices, reports, invoices, payments and formal communications (collectively referred to as "Notices") required or permitted to be given hereunder shall be in writing and shall be delivered personally or facsimile transmission to the following address or such other address as the relevant party may notify from time to time:

ALBERTA RESEARCH COUNCIL INC.                  CRAILAR FIBER TECHNOLOGIES INC.
250 Karl Clark Road                            1307 Venables Street
Edmonton, Alberta                              Vancouver, B.C.
T6N 1E4                                        V5L 2G1

CONTACT NAME:     Richard Gibson               CONTACT NAME:      Guy Prevost
Telephone:        403-210-5325                 Telephone:         (604) 255-5005
Fax:              403-210-5395                 Fax:               (604) 255-5038
Email:            Richard.Gibson@arc.ab.ca     Email:

Notices personally served shall be deemed to be received when actually delivered, provided such delivery shall be during normal business hours.

INVOICING INFORMATION

ALBERTA RESEARCH COUNCIL INC.                  CRAILAR FIBER TECHNOLOGIES INC.
250 Karl Clark Road                            1307 Venables Street
Edmonton, Alberta T6N 1E4                      Vancouver, B.C.
                                               V5L 2G1

CONTACT NAME:     Lee Cardwell                 CONTACT NAME:
Telephone:        780-450-5431                 Telephone:         (604) 255-5005
Fax:              780-450-1490                 Fax:               (604) 255-5038
Email:            Lee.Cardwell@arc.ab.ca       Email:

SECTION 17 - NON-SOLICITATION

CFT shall not hire or make an offer of employment to any employee of ARC who is involved in performing the Project Services unless CFT:

     (a)  obtains  the  written   consent  of  ARC,   such  consent  not  to  be
          unreasonably withheld; and

     (b) enters into an agreement to amend the terms of this Agreement as may be required as a result of the hiring of such employee.

SECTION 18 - DISPUTE RESOLUTION

18.1 ARC and CFT may by agreement refer matters to be resolved by the Management Committee established pursuant to section 2.

18.2 ARC and CFT may by agreement refer matters to be resolved by an expert, who shall function as an expert and not as a mediator or arbitrator.

18.3 ARC and CFT may by agreement refer matters to be resolved by the Chief Executive Officer of ARC.

18.4 ARC and CFT may by agreement seek to resolve any disputes or disagreements through mediation.

18.5 Matters in dispute under this Agreement may be submitted to arbitration by a single arbitrator in accordance with the ARBITRATION ACT (Alberta), whose decision shall be final and binding upon the parties hereto. Any such arbitration shall take place before a single arbitrator either mutually agreed to or selected by the Court. If the two parties cannot agree on a single arbitrator, then the arbitration shall take place before 3 arbitrators, one of whom shall be designated by CFT, one by ARC and the third by the two so designated.

SECTION 19 RELATIONSHIP

Nothing in this Agreement shall be construed as:

     (a) constituting any party as the agent, employee or representative of any other party; or

     (b) creating a partnership or as imposing upon any party any partnership duty, obligation or liability to any other party.

SECTION 20 - GENERAL

20.1 Nothing in this Agreement shall be construed so as to constitute either party as the agent, employee, partner, joint venturer, or representative of the other party.

20.2 This Agreement shall enure to the benefit of and be binding upon the parties, their respective heirs, administrators, legal representatives, successors and assigns.

20.3 Neither party shall be liable to the other for any failure or delay in performance of its obligations caused by circumstances beyond its control, including but not limited to acts of God, strikes, laws imposed after the fact, governmental restrictions, riots, wars, civil disorder, rebellion, sabotage, fire, flood, explosion, earthquake or other disasters.

20.4 This Agreement may be amended by the parties by mutual consent. Any amendment to this Agreement must be in writing signed by all parties before that amendment is deemed to take effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ALBERTA RESEARCH COUNCIL INC.               CRAILAR FIBER TECHNOLOGIES INC.


Per:                                        Per:
      _________________________________           ______________________________
      Name:  Richard Gibson,                      Name:
      Title: Market Development Manager           Title:

Per:                                        Per:
      _________________________________           ______________________________
      Name:  Shawn Gervais,                       Name:
      Title: VP Life Sciences                     Title:

Per:
      _________________________________
      Name:  Keith Salmon,
      Title: Chief Financial Officer

                                  SCHEDULE "A"
                             FIRST PROJECT AGREEMENT

                                                         PROJECT AGREEMENT NO. 1
                                                            DATE  April 1st/2007

This Project Agreement is made pursuant to the terms and conditions of the Master Agreement for Product Development between ALBERTA RESEARCH COUNCIL INC. ("ARC") and CRAILAR FIBRE TECHNOLOGIES INC. ("CFT") dated January 1st, 2007. In the event of any discrepancy between this Project Agreement and the Master Agreement for Product Development, this Project Agreement shall prevail.

PART 1 - SCOPE OF PROJECT SERVICES

A.   Project   Name  -   Process   and   product   development   for   producing
     cellulose-based monofilaments from bast fibre materials.

B.   Project Description
     Develop processes and processing conditions for producing cellulose-based monofilaments from bast fibre materials for use in textiles and composite applications.

C.   Deliverables

     1. Demonstrate or create and demonstrate method for preparing chopped, decorticated bast fibre for subsequent processing.

     2. Demonstrate or create and demonstrate method of producing dissolving pulp from bast fibre materials.

     3. Demonstrate or create and demonstrate method for dissolving pulps and testing their solution viscosities prior to extruding cellulose-based monofilaments.

     4. Demonstrate or create and demonstrate method for hydrophobically treating cellulose-based monofilaments.

     5.   Identify   and  evaluate   opportunities   for   improving   cost  and
          environmental performance of all processes linked to Crailar fibres.

D.   Work Schedule

     1.   Commencement Date: Work is underway as of January 1st/2007

     2.   Milestones

          1.   Preparing bast fibres for subsequent processing:

               a. Creation and demonstration of chopping/decortication method (completed)

               b. Optimization of method (done in conjunction with dissolving pulp production)(June 2007)

               c.   Scale-up and evaluation of method. (December 2007)

               d. Evaluation of potential IP position regarding bast fibre preparation (August 2007)

          2.   Bast fibre dissolving pulp production:

               a. Demonstration of dissolving pulp production and bleaching (completed)

               b. Optimization of hydrolysis, pulping and bleaching conditions (done in conjunction with both fibre processing and pulp dissolution) (completed)

               c.   Scale-up  production of bast fibre dissolving pulps (October
                    2007)

               d. Creation and demonstration of new methods for hydrolysis, pulping and/or bleaching. (November 2007)

               e. Evaluation of potential IP position regarding bast fibre dissolving pulp production (December 2007)

          3.   Cellulose dissolution and testing

               a.   Selection of dissolution method (April 2007)

               b. Optimization of dissolution conditions (done in conjunction with dissolving pulp production and cellulose monofilament extrusion) (October 2007)

               c.   Scale-up  of   cellulose   dissolution   for  larger   batch
                    monofilament extrusion. (March 2008) d. Evaluation of potential IP position regarding bast fibre pulp dissolution. (March 2008)


          4.   Monofilament extrusion

               a.   Demonstration   of   extrusion   process   for  bast   fibre
                    cellulose-based monofilament (April 2007)

               b. Optimization of extrusion process (done in conjunction with cellulose dissolution and testing) (September 2007)

               c.   Production   of   test   market   quantities   of   extruded
                    monofilament from bast fibre cellulose. (March 2008)

          5.   Fibre treatment:

               a.   Demonstration of hydrophobic modification (December 2007)

               b. Optimization and testing (dyeability, bleachability, hand, blendability, water repellency)(June 2008)

               c.   Scale-up (August 2008)

               d. Creation and demonstration of new chemistries or means of rendering cellulose-based monofilaments hydrophobic. (March
                    2008)

               e. Evaluation of potential IP position regarding hydrophobic modification. (March 2008)

          6. Process design and economic analysis (ARC + CFT) (September 2008 for all of the above; individual process components as they are available).

          7. Market Analysis (CFT). (September 2008 for all of the above; individual components as they come available).

Figure 1. Milestone Gantt Chart


                      [Milestone Gantt Chart Appears Here]



          8. Completion Date: Project Services will be complete upon the earlier of ARC providing all Deliverables under Part C, or December 31, 2008, whichever is earlier

E.   Project Manager: Wade Chute
     (essential personnel)
     Wade Chute - fibre processing
     Keith Luo - chemical  extraction,  pulping and bleaching.
     Liyan Zhao - cellulose  dissolution and viscosity  testing
     Yaman Boluk or Bob Jost - hydrophobic modification
     (IMI Montreal) - monofilament extrusion

F.   Reporting Requirements

Recommend written quarterly project updates with budget and technical progress. A minimum of one annual meeting for project discussions (Quarterly meetings are recommended).

PART 2 - BUDGET AND CONTRIBUTIONS

The  Management  Committee  identified  in  Section  2 of  the  Master  Services
Agreement will determine the allocation of contributions by ARC and CFT in support of this Project as outlined in Section 4.3 and 4.4 of the Master Services Agreement. These allocations will be reviewed and adjusted as required to accommodate additional projects created under the Master Services Agreement. Neither ARC or CFT will be required to make contributions of any nature in excess of those agreed upon pursuant to the Master Services Agreement, or by the Management Committee in accordance with this Part 2.

PART 3 - OTHER TERMS


AUTHORIZED ON BEHALF OF:                  AUTHORIZED ON BEHALF OF:
ALBERTA RESEARCH COUNCIL INC.             CRAILAR FIBER TECHNOLOGIES INC.


Per:                                      Per:
      ____________________________________      ________________________________
      Name:  Wade Chute                         Name:
      Title: Team Leader,                       Title:
             Pulp and Paper




Per:                                      Per:
      ____________________________________      ________________________________
      Name:  Rob Wellwood                       Name:
      Title: Business Unit Manager,             Title:
             Forest Products

                                  SCHEDULE "B"
                            SAMPLE PROJECT AGREEMENT

                                                PROJECT AGREEMENT NO. __________
                                                               DATE ____________

This Project Agreement is made pursuant to the terms and conditions of the Master Agreement for Product Development between ALBERTA RESEARCH COUNCIL INC. ("ARC") and CRAILAR FIBER TECHNOLOGIES INC. ("CFT") dated ____________________. In the event of any discrepancy between this Project Agreement and the Master Agreement for Product Development, this Project Agreement shall prevail.

PART 1 - SCOPE OF PROJECT SERVICES

G.   Project Name

H.   Project Description

I.   Deliverables

J.   Work Schedule

     1.   Commencement Date

     2.   Milestones

     3.   Targeted Completion Date

K.   Project Manager (essential personnel)

L.   Reporting Requirements


PART 2 - BUDGET AND CONTRIBUTIONS



PART 3 - OTHER TERMS



AUTHORIZED ON BEHALF OF:                  AUTHORIZED ON BEHALF OF:
ALBERTA RESEARCH COUNCIL INC.             CRAILAR FIBER TECHNOLOGIES INC.


Per:                                      Per:
      ____________________________________      ________________________________
      Name:                                     Name:
      Title:                                    Title:




Per:                                      Per:
      ____________________________________      ________________________________
      Name:                                     Name:
      Title:                                    Title:

                                  SCHEDULE "C"
                            FORM OF LICENCE AGREEMENT

THIS AGREEMENT made as of the ____ day of _________, 20__ (the "Effective Date")

BETWEEN:

                          ALBERTA RESEARCH COUNCIL INC.
                                     ("ARC")

                                     - and -

                         CRAILAR FIBER TECHNOLOGIES INC.
                                     ("CFT")

The parties agree as follows:

SECTION 1 -       DEFINITION AND INTERPRETATION

(1) In this Agreement, including this Section, the following defined terms have the meanings indicated:

     (a) "ARC Technical Information" means know-how, procedures, combination of steps, processes, apparatus designs, specifications and information owned or controlled by ARC that is related to the Patent Rights, including that described on Appendix 1;

     (b) "Confidential Information" means all confidential, scientific, financial and other information, all manufacturing, marketing, sales and distribution data, all scientific and test data, documents, methods, techniques, formulations, operations, know-how, experience, skill, trade secrets, computer programs and systems, secret processes, practices, ideas, inventions, designs, devices, reports, plans and drawings disclosed by one party to another party, whether orally or in writing, and identified by the disclosing party as being confidential

     (c) "Gross Sales" means the total gross monies (or the monetary equivalent of non-cash consideration) for the sale or other disposition of Licensed Products by CFT and its sublicensees, less qualifying costs directly attributable to such sale or other disposition and actually allowed or borne by CFT, such qualifying costs not to exceed reasonable and customary amounts in the market in which the sale or other disposition occurred, and limited to the following:

          (i) costs incurred for freight, transportation or insurance during transportation;

          (ii) sales and excise taxes or customs duties or any other government taxes, duties, charges or levies imposed upon the sale, manufacture, transportation, storage or delivery of the Licensed Products.; and

          (iii) credits or allowances given or made for rejection or return of previously sold Licensed Products or in relation to any warranty claim

         Licensed Products shall be deemed sold or disposed of at the time that CFT or its sublicensees bills, invoices, ships or receives payment for such Licensed Product, whichever event occurs first;

     (d)  "Licensed  Products"  means   ________________  [or  as  described  on
          Appendix 2];

     (e) "Licensed Technology" means the Patent Rights and ARC Technical Information;

     (f)  "CFT Field of Use" means ______________________

     (g)  "Patent Rights" means:

          (i) those patents listed on Appendix 3 hereto including divisions, re-issues, continuations, renewals and extensions;

          (ii) those patent applications listed on Appendix 3 hereto, any patents which may be issued out of such patent applications, and any additional patent applications that may claim priority from such patent applications;

          (iii) all patent applications that relate to the inventions listed on Appendix 3 hereto, and patents which may issue out of such applications;

     (h) "Regulatory Approval" means any approvals, licenses, registrations or authorizations of any relevant authority having jurisdiction necessary for the use of the Licensed Technology;

     (i) "Term" means the term of this Agreement commencing on the Effective Date and ending upon expiry of the licences in accordance with Section 2 or termination in accordance with Section 11;

     (j)  "Territory" means _________________________

     (k)  "Valid Claims" shall mean a claim:

          (i) in any unexpired and issued patent included in the Patent Rights that has not been disclaimed, revoked or held invalid or unenforceable by a final unappealable decision of a court or government agency of competent jurisdiction; or

          (ii) in any pending patent application included in the Patent Rights, which patent application has been on file with the applicable patent office for no more than 10 years from the earliest date to which the patent application claims its earliest priority.

(2) This Agreement shall be governed by and interpreted in accordance with the laws in force in the Province of Alberta. The parties submit to the jurisdiction of the courts of Alberta.

(3)  All monetary units in this Agreement are in Canadian dollars.

(4)  The  following  schedules  are  incorporated  into  and  form  part of this
     Agreement:

                  Appendix 1 - ARC Technical Information
                  Appendix 2 - Licensed Product
                  Appendix 3 - Patent Rights

SECTION 2 -       GRANT OF LICENCE

(1) ARC hereby grants CFT an exclusive, royalty bearing licence to manufacture, market, distribute, sell or otherwise dispose of Licensed Products, within the CFT Field of Use and within the Territory.

(2)  CFT shall only grant  sublicences  under the licences  granted  pursuant to
     Section 2(1) with the prior written consent of ARC.

(3) Unless sooner terminated pursuant to Section 11 or by mutual agreement of ARC and CFT, the licences granted pursuant to Section 2(1) shall commence on the Effective Date and shall continue in force for a period of _ _ (___) years. [NTD: OR FOR SO LONG AS THERE ARE VALID CLAIMS]

(4)  If:

     (a)  CFT is not in default of any of its obligations  under this Agreement;

     (b) CFT gives written notice to ARC not less than ___ months prior to the expiry of the initial Term; and

     (c)  [NTD: Minimum sales requirements];

this Agreement shall be renewed for an additional term of ______ (___) years, which renewal shall include a further right of renewal subject to the same conditions as contained in this Section 2(4).

(5) Notwithstanding the licence granted pursuant to Section 2(1), ARC shall retain the right to use the Licensed Technology for ARC's own internal research and development purposes.

SECTION 3 -       LICENCE FEES, MILESTONE PAYMENTS AND ROYALTIES

(1) CFT shall pay to ARC an initial licence fee of $__________ payable within ___ days following the Effective Date.

(2)  CFT  shall  pay  to ARC  the  following  milestone  payments:  [NTD:  TO BE
     DETERMINED]

(3)  CFT shall pay to ARC a royalty equal to ___% of Gross Sales.

(4) CFT shall pay to ARC a minimum annual royalty for each calendar year equal to [TO BE DETERMINED] less all royalties paid by CFT to ARC in accordance with Section 3(3) with respect to that calendar year.

(5) Payment of royalties in accordance with Section 3(3) shall be calculated for each calendar quarter and shall be payable with thirty (30) days after the end of each calendar quarter. Each payment shall be accompanied by a report which shall provide such information as is reasonably required by ARC to permit an accurate determination of the amount payable.

(6) CFT shall keep, and shall cause its sublicensees to keep, full, accurate and complete records and books of account related to Gross Sales and amounts payable pursuant to this Section 3. ARC may, from time to time, upon providing reasonable prior written notice to CFT, have the records and books and account of CFT and its sublicensees audited or examined by a representative of ARC, or by an independent chartered accountant, to ascertain the accuracy of the payments made. The auditor shall report on the following:

     (a) whether or not the records and books of account were adequate to permit a determination of the amount payable pursuant to this Agreement; and

     (b) the amounts payable and whether any underpayment or overpayment has been made;

All costs of an audit or examination made pursuant to this Section shall be payable by ARC, unless the report indicates that the records and books of account were inadequate to permit a determination of the amounts payable, or if the report indicates any underpayment of three (3%) percent or more, in which the costs of the audit, examination or report shall be borne by CFT.

(7) If CFT fails to pay any amount payable pursuant to this Agreement, the amount payable shall bear interest from the due date to the date of payment at a rate per month equal to one (1%) percent, with interest on overdue interest at the same rate.

SECTION 4 -       COMMERCIALIZATION

(1) CFT shall use reasonable commercial efforts to market, distribute, sell, lease or rent Licensed Products.

(2) CFT shall keep ARC informed of its activities with respect to its responsibilities pursuant to this Section 4, and without limiting the generality of the foregoing, shall provide a written report to ARC quarterly, within thirty (30) days after the end of each calendar quarter, reviewing all steps taken to commercially develop the Licensed Technology and sell, lease or rent Licensed Products.

(3) Prior to the end of each calendar, CFT shall provide to ARC a marketing plan for the next calendar year, setting out in reasonable detail CFT's plans with respect to:

     (a)  marketing of Licensed Products;

     (b)  sublicensing the Licensed Technology;

     (c) an estimate of the number of Licensed Products CFT anticipates selling.

(4) On or before January 31 in each year, CFT shall provide a written report to ARC summarizing for the prior calendar year the effects and results of CFT's commercialization activities. The information to be provided shall be provided in such form that ARC will not be required to keep the information confidential and shall include:

     (a)  employment created;

     (b)  domestic markets and sales;

     (c)  international markets and sales;

     (d)  new investments and research and development; and

     (e) other matters related to the impact on the economy of Alberta, as reasonably requested by ARC.

(5) Prior to the end of each calendar year, ARC and CFT shall negotiate in good faith to establish a minimum number of Licensed Products to be sold by CFT in the next calendar year. If ARC and CFT are unable to agree upon the minimum number for the next year:

     (a) during the initial __________ year Term, either party may refer the disagreement to be resolved by arbitration in accordance with Section 15; or

     (b) at any time after the initial _________ year Term, ARC may terminate this Agreement upon written notice to CFT.

(6) If CFT does not sell the minimum number of Licensed Products agreed upon in any year, ARC may, by written notice to CFT:

     (a)  convert the licence in Section 2(1) to a non-exclusive licence; or

     (b)  terminate this Agreement.

SECTION 5 -       WARRANTIES, LIABILITY, INDEMNITY AND INSURANCE

(1) CFT shall be responsible for and bear all liability related to the manufacture and sale of Licensed Products, including compliance with all regulatory requirements of all government authorities having jurisdiction. CFT shall be responsible for any representations or warranties given to purchasers of the Licensed Products.

(2)  ARC represents and warrants to CFT:

     (a)  the ARC is the owner of the Patent Rights

     (b) ARC has not assigned or licensed to any other person any of the Licensed Technology.

     (c) to the best of ARC's knowledge, the claims contained in the Patent Rights do not infringe any patent rights of any other person; and

     (d) ARC is entitled to and has authority to grant the Licensed Technology and to enter into this Agreement.

(3) Nothing in this Agreement shall be construed as an express or implied warranty or representation by ARC:

     (a)  as to the  validity  or scope of any  patent  included  in the  Patent
          Rights;

     (b) that subject to Section 5(2), the manufacture, sale or use of the Licensed Products will be free from infringement of other proprietary rights; or

     (c) that the Licensed Products are fit for any particular purpose or of merchantable quality.

(4) Subject to subsections 5(1) and 5(2) hereof, each party shall assume and be liable for its own losses, costs, damages and expenses of any nature whatsoever which it may suffer, sustain, pay or incur by reason of any matter or thing arising out of or in anyway attributable to this Agreement or the Licensed Technology, except where such losses, costs, damages and expenses are the result of the willful breach of any term hereof by the other party, or the willful or negligent acts or omissions of the other party, or those of the other party's servants, agents, employees or subcontractors.

(5) Each party shall, at its own expense and without limiting its liabilities herein, be responsible for insuring its operations in an amount not less than $2,000,000 inclusive per occurrence, insuring against bodily injury, and property damage, including loss of use thereof. Such insurance shall include blanket contractual liability.

(6) CFT shall maintain product liability insurance in relation to the Licensed Products in a form and amount that is appropriate and reasonable having regard to the nature of the products and the CFT Field of Use. CFT shall promptly provide a detailed certificate of insurance to ARC and, upon ARC's request, shall provide certified true copies of the required coverage. Such insurance shall include ARC as an additional insured.

SECTION 6 - CONFIDENTIALITY

(1) Any Confidential Information which is disclosed by one party to the other party shall be treated as confidential by the receiving party and such Confidential Information shall not be disclosed by the receiving party unless consent in writing has been received from the other party. Each party shall use diligent, commercially reasonable efforts to ensure that the Confidential Information of the other party is not disclosed by it to any other person, firm or corporation during the term of this Agreement and for a period of five (5) years after the date of termination of this Agreement.

(2) Nothing herein shall prevent a party from using, disclosing or authorizing disclosure of information:

     (a)  with the prior express written consent of the party; or


     (b) which comprises part of the New Intellectual Property, if such New Intellectual Property is owned solely by that party; or

     (c) which the receiving party can promptly demonstrate based on written evidence to have been in its possession prior to that party's receipt or acquisition from the other party; or

     (d) which at the time of receipt or acquisition thereof is or thereafter becomes a part of the public domain through no act or failure on the part of either party; or

     (e) which is disclosed by a third party without a covenant of confidentiality, provided such third party is, to the knowledge of the recipient, under no obligation of confidentiality with respect to the information; or

     (f) the receiving party can promptly demonstrate based on written evidence to have been independently developed without access to or use of any Confidential Information; or

     (g) which is required to be disclosed by any applicable law. In any circumstance in which a party is required by law to disclose any Confidential Information of the other party, it will promptly give notice of such requirement to the other party and will take all reasonable steps to limit the disclosure only to such information as it is required to disclose and will cooperate reasonably with the other party to maintain the confidentiality of such information.

(3) Any records required to be maintained by ARC pursuant to this Agreement are subject to the protection and access provisions of the FREEDOM OF INFORMATION AND PROTECTION OF PRIVACY ACT (Alberta).


SECTION 7 - PROTECTION, INFRINGEMENT AND ENFORCEMENT

(1) ARC shall be responsible for and shall take reasonable commercial efforts to protect the Licensed Technology, including, without limitation, the preparation, filing and prosecution of patent applications. Subject to subsection (3), costs and expenses associated therewith shall be borne by ARC and CFT in the following proportions: [TO BE DETERMINED]

(2) At the request of ARC, CFT shall cooperate with and provide reasonable assistance to ARC in protection the Licensed Technology

(3) If ARC does not wish to seek patent protection for any aspect of the Licensed Technology, or if ARC decides to abandon any patent application or patent included within the Patent Rights, ARC shall give written notice to CFT not less than ninety (90) days prior to the deadline for the filing of the patent application or the abandonment of the patent application or patent. CFT, at its sole option, may give written notice to ARC requiring ARC to continue to prosecute any such patent application or maintain any patent included in the notice from ARC, in which event CFT shall reimburse ARC for all costs and expenses incurred in connection therewith

(4) If either ARC or CFT believes that the Patent Rights are being infringed by another person within the CFT Field of Use and in the Territory, ARC or CFT, as the case may be, shall promptly notify the other party and shall provide any evidence of infringement which is reasonably available. CFT shall have the first right and option, but not the obligation, to bring an action for infringement, at CFT's sole cost and expense. If CFT elects to take such action, CFT may name ARC as a party plaintiff in such action, suit or proceeding if reasonably necessary under the circumstances, provided that CFT shall indemnify and hold ARC harmless from any costs or expenses incurred in connection with such action, suit or proceeding. CFT shall not take any steps in any infringement action or enter into any settlement agreements in such step or settlement would materially and adversely affect the interests of ARC, or the Licensed Technology, unless CFT obtains the written consent of ARC, such consent not to be unreasonably withheld or delayed. Any damages or sums recovered by CFT in any such action, suit or proceeding, or any settlement thereof, shall be retained by CFT, but shall be treated as Gross Sales. If CFT and ARC agree to jointly bring an action for infringement, all costs and expenses and all damages or sums recovered shall be shared by CFT and ARC in the proportions agreed. If CFT elects not to pursue an action for infringement within ____ months after notice from ARC, whether alone or jointly with ARC, ARC shall have the right and option, but not the obligation, at ARC's sole cost and expense to bring an action for infringement. If ARC elects to take such action, the conduct of the action shall be entirely under the direction and control of ARC, and ARC may name CFT as a party plaintiff in such action, suit or proceeding, if reasonably necessary under the circumstances, provided that ARC shall indemnify and hold CFT harmless from any and all costs or expenses incurred in connection with such action, suit or proceeding. All damages or sums recovered by ARC in any such action, suit or proceeding, or any settlement thereof, shall be retained by ARC. ARC shall reimburse CFT for costs it may incur in connection with such action, suit or proceeding

(5) The parties shall cooperate, including rendering all reasonable assistance by providing documents in their possession and making witnesses available, in defending any impeachment, interference or infringement action, suit or proceeding related to the Patent Rights. The conduct of the action shall be under the direction and control of ARC.

(6) The parties shall render all reasonable assistance, including providing all documents in their possession and any witnesses as are or may be required in the conduct of any proceeding referred to in this Section 7. If any party renders such assistance at the request of the other party, the requesting party shall reimburse the assisting party for direct expenses incurred to render such assistance.

SECTION 8 - TERMINATION

(1)  If:

     (a) a party has breached any of its obligations pursuant to this Agreement and has failed to remedy such breach within thirty (30) days after notice in writing from the other party, or if the nature of the breach is such as to reasonably require more than thirty (30) days to remedy, if the party has failed to commence to remedy such breach within thirty (30) days and thereafter diligently pursued the remedy of such breach to completion;

     (b) a party becomes bankrupt or insolvent or takes the benefit of any statute for bankrupt or insolvent debtors or makes any proposal, assignment or arrangement with its creditors, or any steps are taken or proceedings commenced by any person for the dissolution, winding-up or other termination of the party's existence or the liquidation of its assets;

     (c) a trustee, receiver, receiver-manager or like person is appointed with respect to the business or assets of a party;

the party not in default may, by notice in writing given to the party in default, terminate this Agreement.

(2) The following Sections shall survive the expiration or early termination of this Agreement: 1, 3, 5, 6 and 9.

SECTION 9 - PUBLICITY

(1) Each party to this Agreement is encouraged to originate, publicity, news releases or other public statements or announcements, whether written or oral, relating to this Agreement. Each party shall obtain the written approval of the other party, such approval not to be unreasonably withheld, to the content of the publicity, news release or other public statement or announcement prior to originating or releasing it.

(2) Any publicity, news release or other public statement or announcement, whether written or oral, made by either party describing anything related to this Agreement shall acknowledge the participation and contribution of each party to this Agreement, unless a party requests that their participation and contribution not be disclosed.

(3) Notwithstanding anything contained in subsections (1) or (2), any publicity, news release or other public statement or announcement, whether written or oral, made by one party alone shall not state or in any way imply that the other party is endorsing, approving, recommending or giving any warranties related to any of the matters referred to in the publicity, news release or other public statement or announcement or any aspect of the this Agreement. At the request of either party, the other party shall include in any publicity, news release or other public statement or announcement a disclaimer in a form satisfactory to the requesting party.

(4) The parties shall not use each other's name in any advertising material without the prior written consent of the other party, which consent may be arbitrarily withheld.

SECTION 10 - RELATIONSHIP

(1)  Nothing in this Agreement shall be construed as:

     i. constituting any party as the agent, employee or representative of any other party; or

     ii. creating a partnership or as imposing upon any party any partnership duty, obligation or liability to any other party.

SECTION 11 - FURTHER ASSURANCES

The parties shall with reasonable diligence take all action, do all things, attend or cause their representatives to attend all meetings, and execute all further documents, agreements and assurances as may be required from time to time in order to carry out the terms and conditions of this Agreement in accordance with their true intent.

SECTION 12 - DISPUTE RESOLUTION

(1) ARC and CFT may by agreement refer matters to be resolved by the Management Committee established pursuant to section 2.

(2) ARC and CFT may by agreement refer matters to be resolved by an expert, who shall function as an expert and not as a mediator or arbitrator.

(3) ARC and CFT may by agreement refer matters to be resolved by the Chief Executive Officer of ARC.

(4) ARC and CFT may by agreement seek to resolve any disputes or disagreements through mediation.

(5) Matters in dispute under this Agreement may be submitted to arbitration by a single arbitrator in accordance with the ARBITRATION ACT (Alberta), whose decision shall be final and binding upon the parties hereto. Any such arbitration shall take place before a single arbitrator either mutually agreed to or selected by the Court. If the two parties cannot agree on a single arbitrator, then the arbitration shall take place before 3 arbitrators, one of whom shall be designated by CFT, one by ARC and the third by the two so designated.

SECTION 13 - ASSIGNMENT

The parties shall not assign this Agreement or any part hereof, or any rights hereunder without the prior written consent of the other parties, such consent not to be unreasonably withheld.

SECTION 14 - NOTICES

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered personally or sent by prepaid registered mail, facsimile transmission, email or by courier service, addressed as follows:

         TO ARC:

         ALBERTA RESEARCH COUNCIL INC.
         250 Karl Clark Road
         Edmonton, Alberta
         T6N 1 E4

         Attention:        Richard Gibson
         Facsimile:        403-210-5395
         Email:            Richard.Gibson@arc.ab.ca

         TO CFT:

         CRAILAR FIBER TECHNOLOGIES INC.
         1307 Venables Street
         Vancouver B.C.   V5L 2G1

         Attention:        Guy Prevost
         Facsimile:        (604) 255-5038
         Email:

Notices sent by prepaid registered mail or courier services shall be deemed to be received by the addressee on the fifth day (excluding Saturdays, Sundays, statutory holidays and any period of postal disruption) following the mailing thereof. Notices personally served shall be deemed received when actually delivered or transmitted, provided such delivery or transmission shall be during normal business hours. Notices sent by facsimile transmission or email shall only be deemed received when actually received by the recipient.

SECTION 15 - ENUREMENT

         This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF, the parties have executed this Agreement this _____ day of _________, 2007.



ALBERTA RESEARCH COUNCIL INC.             CRAILAR FIBER TECHNOLOGIES INC.


Per:                                      Per:
      ____________________________________      ________________________________
      Name:                                     Name:
      Title:                                    Title:




Per:                                      Per:
      ____________________________________      ________________________________
      Name:                                     Name:
      Title:                                    Title:

                                   APPENDIX 1

                            ARC TECHNICAL INFORMATION

                                   APPENDIX 2

                                LICENSED PRODUCT

                                   APPENDIX 3

                                  PATENT RIGHTS


PATENTS


PATENT APPLICATIONS


INVENTIONS AND DISCLOSURES